Exhibit 10.21
AMENDMENT #1 TO LEASE
BY AND BETWEEN|
FOUR 700 LLC (“LANDLORD”) AND
STATES TITLE HOLDING INC. (“TENANT”)
WHEREAS, Landlord and Tenant entered into that certain Lease (the “Lease”) dated August 16, 2020 for the premises located at 760 NW 107th Ave., Suite 400, Miami, FL 33172 (the “Premises”); and
WHEREAS, the Suite number for the Premises set forth in the Lease was incorrectly stated as “Suite 400” and should have instead be stated as “Suite 401”; and
WHEREAS, the parties to correct the Suite number and otherwise amend the Lease as provided herein.
NOW, THEREFORE, for and in consideration of good and valuable consideration the receipt of which is hereby acknowledged, it is agreed as follows:
1.Conflict. In the event of a conflict between the provisions of this Amendment and the Lease, this Amendment shall control. Except as specifically modified herein, all terms and conditions of the Lease shall remain in full force and effect.
2.Recitals. The recitals stated above are true and correct and are incorporated herein by reference.
3.Definitions. All terms capitalized but not defined herein shall have the meanings ascribed thereto in the Lease.
4.Suite Number. The Suite number of the Premises is hereby corrected to “Suite 401”.
5.Tenant Acknowledgment. Tenant acknowledges and agrees that Landlord is in good standing and not in default under the Lease and that no event has occurred that with the giving of notice and/or the passage of time would give rise to an event of default by Landlord.
6.Prevailing Party. In the event of any litigation (including all appeals) arising out of this Amendment or the Lease involving Landlord and Tenant, the prevailing party shall be entitled to receive all costs incurred, including reasonable attorney’s fees.
7.Binding Effect. The presentation of this Amendment to Tenant does not constitute an “offer”. This Amendment shall not be valid or binding against any party unless and until it is executed by all parties.

The parties hereto have caused the due execution hereof as of the 21st day of     October    , 2020 (the “Effective Date”).

Landlord: Four 700 LLC By: Four 700 Management Inc., its Manager		Tenant: States Title Holding, Inc.

By:	/s/ Guy Sharon	By:	/s/ Jerry Jenkins
Print Name:	Guy Sharon	Print Name:	Jerry Jenkins
Title:	Manager	Title:	Chief People Officer
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